 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): May 23, 2024

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609
(Address of principal executive offices) (Zip Code)

(540) 362-4911
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On May 23, 2024, Advance Auto Parts, Inc. (the "Company") identified unauthorized activity within a third-party cloud database environment containing Company data and launched an investigation with industry-leading experts. On June 4, 2024, a criminal threat actor offered what it alleged to be Company data for sale. The Company has notified law enforcement.

There has been no material interruption to the Company's business operations due to the incident.

Based on the review of files determined to have been impacted, the Company believes that some files contain personal information, including but not limited to social security numbers or other government identification numbers of current and former job applicants and employees of the Company. The Company anticipates providing notice of the incident, in accordance with its legal obligations and will offer free credit monitoring and identity restoration services as appropriate.

The Company has insurance for cyber incidents and currently expects its costs related to response and remediation to be generally limited to its retention under such policy. The Company currently plans to record an expense of approximately $3 million for the quarter ending July 13, 2024 for such costs.

The information provided in this Current Report on Form 8-K is preliminary and is based on currently available information and is subject to change during the course of the Company’s ongoing investigation of the incident.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast, “guidance,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the Company’s beliefs regarding and assessment of the incident, the volume and the nature of the files determined to be impacted files and their contents, our plans, including our plans to provide notices and services to impacted persons, our estimate of the financial impact expected in the quarter ended July 13, 2024, the Company's ability to obtain coverage under its insurance policies for the incident, and statements regarding underlying assumptions and determinations related to the incident. Forward-looking statements are based on the Company’s current beliefs, understandings and expectations regarding the incident and its impact on the Company’s business, operations, and financial results. Factors that could cause actual results to differ materially from those expressed or implied include the Company’s discovery of additional or different information related to the incident, legal, reputational, and financial risks resulting from the incident, any potential regulatory inquiries, enforcement actions, demands and/or litigation to which the Company may become subject in connection with the incident, any disputes or loss of business, and other additional costs that may be incurred by the Company in connection with the incident, as well as the risks set forth in “Item 1A. Risk Factors” of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the Company's subsequent filings with the SEC. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: June 14, 2024	/s/ Elizabeth E. Dreyer
Elizabeth E. Dreyer
Senior Vice President, Controller and Chief Accounting Officer